Exhibit 2.2

Execution Copy

VOTING AGREEMENT

by and between

PARTY CITY HOLDINGS INC.

and

THE STOCKHOLDER PARTY HERETO

_________________________

Dated as of March 1, 2013

_________________________

TABLE OF CONTENTS
Page

VOTING AGREEMENT

VOTING AGREEMENT, dated as of March 1, 2013 (this “Agreement”), by and between Party City Holdings Inc., a Delaware corporation (“Parent”), and the undersigned (the “Stockholder”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Confetti Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and iParty Corp., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as same may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”);

WHEREAS, as of the date of this Agreement, the Stockholder is the Beneficial Owner (as defined below) of the number of outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and/or the number of outstanding shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”, and together with the Common Stock, the “Company Stock”) set forth on Schedule 1 hereto; and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

NOW, THEREOFRE, in consideration of the foregoing, and of the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

GENERAL

Section 1.1            Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

(a)           “Affiliate” means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first-mentioned Person.

(b)           “Agreement” has the meaning set forth in the Preamble.

(c)           “Beneficial Ownership” (and related terms, such as “Beneficially Owned” or “Beneficial Owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

(d)           “Common Stock” has the meaning set forth in the Recitals.

(e)           “Company” has the meaning set forth in the Recitals.

(f)           “Company Stock” has the meaning set forth in the Recitals.

(g)           “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise.

(h)           “Covered Shares” means all Existing Shares that are Beneficially Owned by the Stockholder, together with any other shares of Company Stock or other voting capital stock of the Company of which the Stockholder acquires Beneficial Ownership after the date of this Agreement.

(i)           “Existing Shares” means the number of shares of Common Stock and Preferred Stock set forth on Schedule 1 hereto.

(j)           “Merger” has the meaning set forth in the Recitals.

(k)           “Merger Agreement” has the meaning set forth in the Recitals.

(l)           “Merger Sub” has the meaning set forth in the Recitals.

(m)           “Parent” has the meaning set forth in the Preamble.

(n)           “Permitted Transfer” means a Transfer (i) by will or operation or law, in which case the Agreement will bind the transferee, (ii) by a Stockholder of Covered Shares to an Affiliate of the Stockholder, including without limitation any partner (general or limited) of a Stockholder, and (iii) to any family member, trust for the benefit of any family member or charitable organization; provided, that in the case of (ii) and (iii) such transferee agrees in writing to assume all of such transferring Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by, and comply with, the terms of this Agreement with respect to the Covered Shares that are subject to such Transfer, to the same extent as such transferring Stockholder is bound hereunder.

(o)           “Preferred Stock” has the meaning set forth in the Recitals.

(p)           “Stockholder” has the meaning set forth in the Preamble.

(q)           “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger or by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any Contract, option or other agreement with respect to any sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

ARTICLE II

VOTING

Section 2.1             Agreement to Vote.  The Stockholder hereby agrees that during the term of this Agreement (as described in Section 5.2), at the Special Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, and in connection with any written consent of the stockholders of the Company, it shall, in each case to the extent that the Covered Shares are entitled to vote thereon or consent thereto:

(a)           appear at each such meeting or otherwise cause all of its Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)           vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of its Covered Shares (i) in favor of approving the Merger and approving and adopting the Merger Agreement, the transactions contemplated thereby (including, without limitation, the Merger) and any actions required in furtherance thereof, (ii) against any Acquisition Proposal and (iii) against any action, proposal, transaction or agreement, including any amendment to the Company Certificate or the Company Bylaws (other than the amendments to the Company Certificate and the Company Bylaws resulting from the Merger as provided in Section 1.5 of the Merger Agreement or any such amendments required by applicable Law), that would impede, interfere with, delay, adversely affect or inhibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, or change in any manner the voting rights of any class or series of the Company Stock.  The Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.  Notwithstanding anything to the contrary in the immediately preceding two sentences, the Stockholder will not be required to vote or consent (or cause any Affiliate to vote or consent) in favor of the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement to the extent that the Merger Agreement has been amended to decrease the amount of any of the Common Share Merger Consideration, the Series B Share Merger Consideration, the Series C Share Merger Consideration, the Series D Share Merge Consideration, the Series E Share Merger Consideration or the Series F Share Merger Consideration, or to change the form or per share amounts of any of the Series B Share Merger Consideration, the Series C Share Merger Consideration, the Series D Share Merge Consideration, the Series E Share Merger Consideration, the Series F Share Merger Consideration payable to the Stockholder, without the Stockholder’s prior written consent.

Section 2.2             Irrevocable Proxy.  The Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, as the Stockholder’s proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares entitled to vote thereon or consent thereto in accordance with above. This proxy and power of attorney is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Stockholder with respect to the Covered Shares. The power of attorney granted by the Stockholder herein is a durable power of attorney, and shall survive the dissolution, bankruptcy, death or incapacity of the Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1             Representations and Warranties of Parent. Parent represents and warrants that neither Parent nor Merger Sub has entered into a Support Agreement with any other holder of Company Stock that provides such other holder with rights and benefits that are more favorable in any material respect to such other holder than the rights and benefits established in favor of the Stockholder under this Agreement.

Section 3.2             Representations and Warranties of the Stockholder.  The Stockholder represents and warrants to Parent as follows:

(a)           Organization; Authorization; Validity of Agreement; Necessary Action.  The Stockholder, if not a natural person, is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.  The Stockholder has the requisite power and authority to execute and deliver this Agreement and each other document required to be executed and delivered by the Stockholder in connection with this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Stockholder of this Agreement and each other document required to be executed and delivered by the Stockholder in connection with this Agreement, the performance by the Stockholder of its obligations hereunder and thereunder and the consummation by the Stockholder of the transactions contemplated by hereby and thereby have been duly and validly authorized by the Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize such execution, delivery, performance or consummation.  This Agreement has been duly executed and delivered by the Stockholder, and assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equitable Exceptions.

(b)           Ownership.  The Stockholder is the owner of record (or the controlling Person of the owner of record) and/or Beneficial Owner of the Stockholder’s Existing Shares, free and clear of any Liens, other than (i) any Liens pursuant to this Agreement, (ii) any transfer restrictions of general applicability as may be provided under the Securities Act and the Blue Sky Laws and (iii) any Liens granted in connection with a general pledge of Covered Shares to the Stockholder’s prime broker, which do and will not affect the Stockholder’s Beneficial Ownership of the Covered Shares.  As of the date of this Agreement, the Stockholder’s Existing Shares constitute all of the shares of Company Stock Beneficially Owned or owned of record by the Stockholder.  Except to the extent Covered Shares are Transferred after the date of this Agreement pursuant to a Permitted Transfer, and except as disclosed in the Company’s most recent definitive proxy statement or its Schedule 13D filed with the SEC, the Stockholder is the sole Beneficial Owner and has and will have at all times through the Closing Date sole Beneficial Ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Existing Shares and with respect to all of the Covered Shares Beneficially Owned by the Stockholder at all times through the Closing Date.

(c)           Non-Contravention.  The execution, delivery and performance of this Agreement, and of each other document required to be executed and delivered by the Stockholder in connection with this Agreement, by the Stockholder do not and will not: (i) if the Stockholder is not a natural person, contravene or conflict with, or result in any violation or breach of, any provision of the organizational documents of the Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any Law applicable to the Stockholder or by which any of its assets or properties is bound, (iii) conflict with or result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which it or any of its assets or properties is bound or (iv) result in the creation of any Liens upon any of the assets or properties of the Stockholder other than such Liens created hereunder, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the Stockholder to perform its obligations hereunder.

(d)           Consents and Approvals.  The execution and delivery of this Agreement, and of each other document required to be executed and delivered by the Stockholder in connection with this Agreement, by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the consummation by the Stockholder of the transactions contemplated by this Agreement will not, require the Stockholder to obtain any consent, approval, order, waiver, authorization or permit of, or any filing with or notification to, any Governmental Entity or other Person, other than as required under the Exchange Act.

(e)           No Inconsistent Agreements.  Except for this Agreement, the Stockholder has not: (i)  entered into any voting agreement, voting trust or similar agreement with respect to any of the Covered Shares, (ii) granted any proxy, consent or power of attorney (other than any power of attorney granted to another party to this Agreement) with respect to any of the Covered Shares (other than as contemplated by Section 2.1) or (iii) taken any action that would constitute a breach hereof, make any representation or warranty of the Stockholder set forth in this Article III untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing any of its obligations under this Agreement.

(f)           Acknowledgement.   The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(g)           No Finder’s Fees.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby that may be owed by the Company or the Company Subsidiary based upon arrangements made by or on behalf of the Stockholder, in his or her capacity as a Stockholder.

ARTICLE IV

OTHER COVENANTS

Section 4.1             Prohibition on Transfers.  During the term of this Agreement, the Stockholder agrees not to Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein, unless such Transfer is a Permitted Transfer.  Notwithstanding the foregoing, nothing contained herein shall limit the ability of the Stockholder to convert any such Covered Shares into shares of Common Stock pursuant to the terms of such Covered Shares.

Section 4.2             Stock Dividends, etc.  In the event of a reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or if any stock dividend or stock distribution is declared, in each case affecting the Covered Shares, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.  The Stockholder hereby agrees, while this Agreement is in effect, promptly to notify Parent of the number of any new shares of Company Stock with respect to which Beneficial Ownership is acquired by the Stockholder, if any, after the date hereof and before the Effective Time.  Any such shares shall automatically become subject to the terms of this Agreement as Covered Shares as though owned by the Stockholder as of the date hereof.  Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require the Stockholder to exercise any option and/or other right to purchase any Common Stock or shares of any other class or series of capital stock of the Company, nor to convert any shares of Preferred Stock into shares of Common Stock.

Section 4.3             No Solicitation.  The Stockholder acknowledges and agrees that it has reviewed and understands Section 5.5 of the Merger Agreement and hereby agrees from the date hereof until the termination of this Agreement in accordance with its terms that the Stockholder shall be bound by Section 5.5 of the Merger Agreement (to the same extent solely with respect to Stockholder’s actions) as if the Stockholder were bound by the Company’s obligations thereunder; provided, however, that this Section 4.3 shall not apply if the Stockholder is an officer or director of the Company.

Section 4.4             No Inconsistent Agreements.  During the term of this Agreement the Stockholder shall not: (a) enter into any voting agreement, voting trust or similar agreement with respect to any of the Covered Shares that would prevent the Stockholder from complying with the terms of Section 2.1 of this Agreement, (b) grant any proxy, consent, power of attorney or other authorization or consent with respect to any of the Covered Shares (other than as contemplated by Section 2.1 or (c) knowingly take any action that would constitute a breach hereof, make any representation or warranty of the Stockholder set forth in Article III untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing any of the Stockholder’s obligations under this Agreement.

Section 4.5             Appraisal Rights.  The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have (including under Section 262 of the DGCL).  Notwithstanding the foregoing, nothing contained in this Section 4.5 shall constitute, or be deemed to constitute, a waiver or release by the Stockholder of any claim or cause of action against Parent or Merger Sub to the extent arising out of a breach of this Agreement or the Merger Agreement by Parent or Merger Sub.

Section 4.6             Further Assurances.  From time to time at the request of Parent, and without further consideration, the Stockholder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary to effect the matters contemplated by this Agreement.

Section 4.7             Amendments.  During the term of this Agreement, Parent agrees that neither Parent nor Merger Sub will amend, or enter into, any other Support Agreement to the extent that such amendment or entry would cause Parent to violate the representations and warranties made by it in Section 3.1 of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1             Interpretation.  Unless the express context otherwise requires:

(a)           the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)           terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)           the terms “Dollars” and “$” mean U.S. dollars;

(d)           references herein to a specific Section, Subsection, Recital or Schedule shall refer, respectively, to Sections, Subsections, Recitals or Schedules of this Agreement;

(e)           wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)           references herein to any gender shall include each other gender;

(g)          references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, that nothing contained in this Section 5.1 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)          references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i)           the word “or” shall be disjunctive but not exclusive;

(j)           references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder;

(k)          references herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof;

(l)           the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement;

(m)         with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence;

(n)          if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day; and

(o)          references herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement”.

Section 5.2           Termination.  This Agreement and all obligations of the parties hereunder shall automatically terminate on the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) 12:00 a.m. (Eastern Time) on September 1, 2013, and, upon the occurrence of any such applicable event, this Agreement shall terminate and be of no further force; provided, that the provisions of Article V shall survive any termination of this Agreement.

Section 5.3           Governing Law.  This Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles thereof.

Section 5.4           Submission to Jurisdiction; Service.  Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if such court declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court), in any action or proceeding arising out of or relating to this Agreement or the documents delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties to this Agreement hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court.  Each of the parties to this Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.6.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 5.5           WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5.

Section 5.6           Notices.  All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Parent to:

Party City Holdings Inc.
80 Grasslands Road
Elmsford, NY 10523
Attention: Joseph J. Zepf, Esq.
Tel: 914-784-4188
Fax: 914-784-4339
Email: jzepf@amscan.com

with a copy (which shall not constitute notice) to:

c/o Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention:  Julie H. Jones
Tel: 617-951-7294
Fax: 617-235-0433
Email: julie.jones@ropesgray.com

If to the Stockholder:  to the Stockholder and the Stockholder’s counsel at their respective addresses and facsimile numbers set forth on Schedule 1 hereto.

All such notices or communications shall be deemed to have been delivered and received (a) if delivered in person, on the day of such delivery, (b) if delivered by facsimile or electronic mail, on the day on which such facsimile or electronic mail was sent; provided, that receipt is personally confirmed by telephone, (c) if delivered by certified or registered mail (return receipt requested), on the fifth (5th) Business Day after the mailing thereof or (d) if delivered by reputable overnight delivery service, on the next Business Day after the sending thereof.

Section 5.7           Amendment.  This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholder.

Section 5.8           Extension; Waiver.  At any time before the termination of this Agreement, Parent, on the one hand, and the Stockholder, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (c) subject to applicable Law, waive compliance with any of the covenants or conditions contained in this Agreement.  Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.  The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

Section 5.9           Entire Agreement.  This Agreement (including any exhibits and schedules hereto) and the Merger Agreement (to the extent referred to herein) contain all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.  No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

Section 5.10         No Third-Party Beneficiaries.  Parent and the Stockholder hereby agrees that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 5.11         Severability.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement.  If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, then (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

Section 5.12         Rules of Construction.   Each party hereby waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 5.13         Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.  Except in connection with a Permitted Transfer, no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights or liabilities under this Agreement without the prior written consent of the other party to this Agreement, which any such party may withhold in its absolute discretion.  Any purported assignment without such prior written consents shall be void.

Section 5.14         Specific Performance.  The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if such court declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court), this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith.  The parties acknowledge and agree that each party hereto shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.  Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.15         Stockholder Capacity.  The Stockholder is entering into this Agreement solely in the Stockholder’s capacity as the Beneficial Owner of such Covered Shares and nothing herein shall limit or affect in any way any actions taken by any officer or director of the Company (or the Company Subsidiary) in his or her capacity as a director or officer of the Company (or the Company Subsidiary) or voting or consenting, in his or her capacity as a director or officer of the Company (or the Company Subsidiary) on any matter, including, without limitation, actions taken in accordance with Section 7.1 of the Merger Agreement.  Nothing contained herein, and no action taken by the Stockholder pursuant hereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

Section 5.16         No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

Section 5.17         Fees and Expenses.  All costs and expenses (including all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

Section 5.18         Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.  Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Party City Holdings Inc.
By:
Name:
Title:

[Signature Page to Voting Agreement]

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Voting Agreement]

SCHEDULE 1

STOCKHOLDER INFORMATION

1